Exhibit 99.1

SinoHub, Inc. Announces Completion of $11 Million
Registered Direct Offering

SHENZHEN, China, March 21, 2011 - SinoHub, Inc. (NYSE Amex: SIHI), a rapidly-growing electronics company in the People's Republic of China, engaged in private label, custom design mobile phone manufacturing and sales (ICM) and electronic component sales and services (ECSS), today announced that it completed its previously announced registered direct offering of 4,791,097 shares of common stock and warrants to purchase up to 1,437,329 shares of common stock with a select number of institutional investors.  The common stock was sold at a negotiated purchase price of $2.30 per share, and each purchaser received a warrant to purchase 0.3 shares of common stock for each share of common stock that it purchased in the offering. The warrants are non-exercisable for six months and have a term of exercise of thirty months from the date of issuance and an exercise price of $3.00. The Company received gross proceeds from the offering of approximately $11 million, before deducting placement agents’ fees and estimated offering expenses.  The Company intends to use the net proceeds from the sale of the shares and warrants pursuant to this offering for general corporate purposes and working capital.

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq: RODM-News), served as the exclusive placement agent for the offering.  Global Hunter Securities, LLC acted as financial advisor for the offering.

All of the shares of common stock and warrants to purchase shares of common stock were offered and sold pursuant to the Company’s shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on January 12, 2011, as supplemented by a prospectus supplement dated March 16, 2011 filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The securities may only be offered by means of a prospectus. Copies of the final prospectus supplement and accompanying base prospectus can be obtained at the SEC’s website at http://www.sec.gov or from Rodman & Renshaw LLC, 1251 Avenue of the Americas, 20th Floor, New York, NY 10020, or by calling 212-356-0549 or by info@rodm.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in this offering. There shall not be any sale of these securities in any state or jurisdiction in which such offering, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Additional Information:

Statements made in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, but not limited to, the proceeds the Company expects to receive from the offering and the closing of the offering. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Special Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.